SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the

Securities Exchange Act of 1934

Filed by the Registrant	[ X ]
Filed by a Party other than the Registrant	[ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

CHURCH LOANS & INVESTMENTS TRUST

(Name of Registrant as Specified In Its Charter)

CHURCH LOANS & INVESTMENTS TRUST

(Name of Person(s) Filing Proxy Statement)

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[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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CHURCH LOANS & INVESTMENTS TRUST

NOTICE OF ANNUAL MEETING

of

SHAREHOLDERS

To the Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Church Loans & Investments Trust (the "Trust"), will be held in the Conference Room of the Amarillo Association of Realtors, 5601 Enterprise Circle, Amarillo, Texas on July 18, 2003, at 12:00 p.m. for the following purposes:

  For the election of Trust Managers of the Trust;

  To ratify the selection by the Board of Trust Managers of Clifton Gunderson LLP as the independent public auditors of the Trust; and

  Transact any other business which may properly be brought before the meeting.

All of the above matters are more fully described in the accompanying Proxy Statement.

The Board of Trust Managers of the Trust has designated the close of business on March 31, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at this annual meeting. In order that your shares may be represented at this meeting and to insure a quorum, please sign and return the enclosed Proxy promptly. A return addressed envelope, which requires no postage, is enclosed. In the event you are able to attend in person, at your request, the Proxy will be canceled.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF TRUST MANAGERS.

DATED: June 26, 2003

By Order of the Board of Trust Managers /s/ Alfred J. Smith ______________________________ Alfred J. Smith, Secretary

IMPORTANT:	WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE WHICH HAS BEEN PROVIDED.

PROXY STATEMENT

CHURCH LOANS & INVESTMENTS TRUST

5305 I-40 West * Amarillo, Texas 79106

        The enclosed Proxy is solicited by the Board of Trust Managers of the Trust in connection with the 2003 Annual Meeting of Shareholders of the Trust to be held on Friday, July 18, 2003, at the time and place and for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. Such solicitation is being made by mail, and the Trust may also use its officers and regular employees to solicit Proxies from shareholders either in person or by telephone, telegraph or letter without extra compensation.

        Any Proxy given pursuant to such solicitation may be revoked by the Shareholder at any time prior to the voting of the Proxy.

        The entire cost of such solicitation, which represents the amount normally expended for a solicitation relating to an uncontested election of Trust Managers, will be borne by the Trust.

        This Proxy Statement and the accompanying Proxy are first being mailed to the shareholders on June 26, 2003. A copy of the Trust's annual report for 2003 accompanies this Proxy Statement.

Principal Holders of Shares of Beneficial Interest in the Trust

        Shareholders of record at the close of business on March 31, 2003, are entitled to notice of, and vote at the meeting. Each share of beneficial interest in the Trust outstanding on the record date is entitled to one vote. As of the close of business on March 31, 2003, there were 7,000,806 shares of beneficial interest in the Trust which were outstanding.

        The presence, in person or by proxy, of the holders of a majority of the total of the outstanding voting shares of beneficial interest in the Trust is necessary to constitute a quorum at the Annual Meeting. Approval of the proposals to be presented at the Annual Meeting will require the affirmative vote of a majority of the shares present at the meeting, in person or by proxy. Votes are manually counted and tabulated.

        Abstentions from voting will be included for purposes of determining whether the requisite number of affirmative votes are received on any matters submitted to the stockholders for vote and, accordingly, will have the same effect as a vote against such matters. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote, and will have no effect on the vote, in respect to that matter.

        No persons owned beneficially more than 5 percent of the shares of beneficial interest in the Trust as of March 31, 2003:

        The following table indicates the shares of the Trust owned beneficially by the Trust Managers and Executive Officers, as a group:

Name and Address of	Amount of and Nature	Percent
Beneficial Owner	of Beneficial Ownership	of Class

All Trust Managers and Executive Officers as a Group	574,350	8.20%

Election of Trust Managers

        Eight Trust Managers are to be elected at this Annual Meeting, all to hold office until the next Annual Meeting and until their successors have been duly elected. All of the nominees are presently Trust Managers of the Trust.

        The enclosed Proxy, unless authority to vote is withheld, will be voted for the selection of the nominees named herein as Trust Managers of the Trust. In the event any one or more of such nominees shall unexpectedly become unavailable for election, votes will be cast for such person or persons as may be designated by the Board of Trust Managers.

        The names of, and certain information with respect to, the persons nominated by the Board of Trust Managers for election as Trust Managers are as follows:

Number of Shares in
	Trust	Trust Beneficially	Percentage of
Name, Age & Principal Occupation	Manager	Owned as of	Outstanding
	Since	March 31, 2003	Shares in Trust

B. R. McMorries, age 76, is a consulting engineer (Chairman of the Board of Trust Managers)	1963	302,583	4.322%
Larry Brown, age 60, is the President of Larry Brown Realtors,Inc. (Vice-Chairman of the Board of Trust Managers)	1981	50,989	0.728%
Jack R. Vincent, age 73, is engaged in farming and ranching	1989	9,576	0.137%
Steve Rogers, age 55, is the president of Steve Rogers Co., a real estate appraisal firm	1990	1,300	0.019%

Mike Bahn, age 59, is the President of Amarillo Blueprint Co., an office equipment and supply and reproduction services business	1997	1,650	0.024%
Terry Hays, age 52, is the Information Systems Manager for Perdue, Brandon, Fielder, Collins and Mott, Attorneys at Law	1998	2,566	0.037%
Alfred J. Smith, age 68, is in the independent oil and gas production business (Secretary of the Board of Trust Managers)	1999	38,393	0.548%
Michael W. Borger, age 48, is the President of Turnkey Leasing, Ltd.	2002	13,850	0.198%

        All of the Trust Managers of the Trust as a group beneficially own 420,907 shares or 6.012% of all outstanding shares of beneficial interest in the Trust.

        During the year ended March 31, 2003, the Board of Trust Managers of the Trust met on a total of 18 occasions. Twelve of these occasions were for regular monthly meetings and six meetings were special called meetings. All Trust Managers attended 75% or more of the aggregate of the meetings of the Board of Trust Managers.

        The Trust has an Audit Committee which consists of Messers McMorries, Smith, Hays, Vincent and Borger. This committee, which met fourteen times during the Trust's last fiscal year, is primarily responsible for: reviewing the activities of the Trust's independent auditors; reviewing and evaluating recommendations of the auditors; recommending areas of review to the Trust management; and reviewing and evaluating the Trust's accounting policies, reporting practices and internal controls.

        The Trust has a Compensation Committee which consists of Messers Rogers, Vincent and Smith. This committee met one time during the Trust's last fiscal year. The Compensation Committee is primarily responsible for reviewing the compensation of the Trust's staff and making recommendations regarding same to the Board of Trust Managers.

        The Trust does not have a nominating committee of the Board of Trust Managers.

EXECUTIVE OFFICERS

        The names of, and certain information with respect to, the persons serving as executive officers of the Trust are as follows:

Number of Shares in
	Executive	Trust Beneficially	Percentage of
Name, Age & Office	Officer	Owned as of	Outstanding
	Since	March 31, 2003	Shares in Trust

M. Kelly Archer, age 51, President, Manager of Operations and CEO	1981	144,855	2.069%
Robert E. Fowler, age 50, Senior Vice-President - Accounting and Information Systems	1981	5,176	0.074%
Robert E. Martin, age 53, Senior Vice-President - Lending	1999	3,412	0.049%

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth certain information regarding compensation paid during each of the Trust's last three fiscal years to the Trust's President (CEO). The Trust has no other executive officers whose salary, bonuses and other compensation earned during fiscal 2003 exceeded $100,000 for services rendered in all capacities.

Annual Compensation
Name and Principal Position	Fiscal	Salary	Bonus	Other Annual
	Year			Compensation

CEO - M. Kelly Archer - age 51, President	2003	107,625	4,500	18,900
	2002	108,350	0	18,225
	2001	108,510	0	14,490

Trust Managers' Compensation

        The Board of Trust Managers of the Trust were paid $57,300 in cash as a group during the last fiscal year for services as Trust Managers. The Chairman of the Board of Trust Managers, B. R. McMorries, is paid $500.00 per month for serving in such capacity. The remaining members of the Board of Trust Managers are paid $300.00 per month for serving as a member of the board. All Trust Mangers are paid an additional $100.00 per board or committee meeting attended. In addition, a Trust Manager receives $400.00 per day for their services when out of town on Trust business. This is done on a very limited basis to inspect the collateral of a prospective loan.

        The members of the Board of Trust Managers of the Trust are not otherwise employed or compensated by the Trust.

Trust Managers Ratification of Selection of Auditors

        The Board of Trust Managers has selected Clifton Gunderson LLP, independent certified public accountants, as the auditors of the financial statements of the Trust for the fiscal year ending March 31, 2004. At the meeting the shareholders will vote upon a proposal to ratify the selection of this firm as auditors. No member of such firm, or any associate thereof, has any financial interest in the Trust. A member of such firm will be present at the meeting and will be given the opportunity to make a statement and to answer any questions any shareholder may have with respect to the financial statements of the Trust for the fiscal year ended March 31, 2003.

        The Board of Trust Managers of the Trust recommends a vote FOR the ratification of the selection of Clifton Gunderson LLP as auditors for the current fiscal year. All Proxies solicited by the Board of Trust Managers will be voted in accordance with the specifications on the form of the Proxy. Where no specification is made, Proxies will be voted FOR the ratification of the selection of Clifton Gunderson LLP as auditors of the Trust for the current fiscal year.

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of the Trust's annual financial statements for the most recent fiscal year, the review of the financial statements included in the Trust's Form 10-QSB for such fiscal year or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements were $51,675 as compared to $51,225 for the fiscal year ended March 31, 2002.

Tax Fees

        The aggregate fees billed the Trust for tax services including preparation of the Trust's tax return and tax related matters were $5,970 for the most recent fiscal year as compared to $7,130 for the fiscal year ended March 31, 2002.

All Other Fees

        The were no other fees billed in each of the last two fiscal years for services rendered by the principal accountant, Clifton Gunderson LLP for other services not included above.

Audit Committee Report

   The Audit Committee of the Trust affirmatively states that:

  The Audit Committee has reviewed and discussed the audited financial statements with management;

  The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Boards Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence; and

  Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-KSB for the 2003 fiscal year for filing with the Securities & Exchange Commission.

        The Board of Trust Managers has adopted a written charter for the Audit Committee. A copy of the written charter of the Audit Committee was attached as Appendix "A" to the Proxy Statement dated June 28, 2001. All members of the Audit Committee are independent as such term is defined by Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

        The members of the Audit Committee are Mr. Jack R. Vincent, Mr. Alfred J. Smith, Mr. Terry Hays, Mr. B. R. McMorries, and Mr. Michael W. Borger.

Certain Transactions

        The Trust issues a limited number of "Master Notes" which are unsecured debt instruments of the Trust. The Trust pays the obligee of such notes interest at the rate of one percent per annum (1%) less than the prime lending rate of Amarillo National Bank, the Trust's primary lender. As of March 31, 2003, the Trust had entered into Master Note Agreements with B. R. McMorries, Chairman of the Board of Trust Managers, as Trustee of the McMorries Family Trust in the amount of $163,448; Larry Brown, Vice-Chairman of the Board of Trust Managers and related persons, in the amount of $357,087; the First State Bank, Happy, Texas of which Jack R. Vincent, member of the Board of Trust Managers, owns, either directly or indirectly, 10% or more of the outstanding stock, in the amount of $750,000;  Jack R. Vincent, a member of the Board of Trust Managers, in the amount of $167,499; Borger Financial, a partnership in which Michael W. Borger, member of the Board of Trust Managers, owns a controlling interest, in the amount of $406,200; and M. Kelly Archer, President and Manager of Operations of the Trust, in the amount of $68,918. The terms of such Master Notes and Certificates are the same as Master Notes and Certificates entered into with other unrelated persons, except as to the amounts thereof.

Shareholder's Proposals

        Any proposal which a shareholder expects to present at the next annual meeting to be held in 2004 must be received at the Trust's principal executive office shown on the first page of this proxy statement not later than February 27, 2004, in order to be included in the proxy material for the 2004 meeting. Furthermore, any shareholder proposal submitted outside the Trust's proxy process will be considered untimely if the Trust did not have notice of the matter on or before May 12, 2004.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Trust's officers and directors and persons who own more than ten percent (10%) of the Trust's outstanding shares of beneficial interest, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, Item 405 of Regulation S-B under the Act requires the Trust to identify in its proxy statement those individuals for whom such reports were not filed on a timely basis.

        Based upon information provided to the Trust by individual Trust Managers and Executive Officers, the Trust believes that during the preceding fiscal year the Trust Managers and Executive Officers have complied with all such applicable filing requirements.

Other Matters

        The Board of Trust Managers has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matter shall properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

By Order of the Board of Trust Managers

/s/ Alfred J. Smith
______________________________
Alfred J. Smith, Secretary